  As filed with the Securities and Exchange Commission on September 28, 2000
                                                    Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               APOLLO GROUP, INC.
             (Exact name of Registrant as specified in its charter)

ARIZONA                                                          86-0419443
(State or other jurisdiction                                  (I.R.S. EMPLOYER)
incorporation or organization)                               Identification No.)


                              4615 E. Elwood Street
                             PHOENIX, ARIZONA 85040
                                 (480) 966-5394
               (Address of Principal Executive Offices) (Zip Code)

                  APOLLO GROUP, INC. 2000 STOCK INCENTIVE PLAN
    APOLLO GROUP, INC. AMENDED AND RESTATED 1994 EMPLOYEE STOCK PURCHASE PLAN
           APOLLO GROUP, INC. AMENDED AND RESTATED DIRECTOR STOCK PLAN
                            (Full title of the Plan)

                                  Jon S. Cohen
                              SNELL & WILMER L.L.P.
                               One Arizona Center
                             Phoenix, AZ 85004-0001
                     (Name and Address of Agent for Service)
                                 (602) 382-6247
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================   ================   ====================   ===================   ===============
                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF SECURITIES      AMOUNT TO BE           OFFERING              AGGREGATE          REGISTRATION
         TO              REGISTERED (1)       PRICE PER SHARE        OFFERING PRICE         FEE (2)
    BE REGISTERED
----------------------   ----------------   --------------------   -------------------   ---------------
Class A Common              5,000,000              $36.03 (3)         $180,150,000           $47,560
Stock, No Par Value          shares
(Apollo Group, Inc.
2000 Stock Incentive
Plan)
----------------------   ----------------   --------------------   -------------------   ---------------
Class A Common           250,000 shares            $36.03 (3)         $  9,007,500           $ 2,378
Stock, No Par Value
(Apollo Group, Inc.
Amended and Restated
Director Stock Plan)
----------------------   ----------------   --------------------   -------------------   ---------------

University of               9,000,000              $14.00 (4)         $126,000,000          $33,264
Phoenix Online               shares
Common Stock, No Par
Value (Apollo Group,
Inc. 2000 Stock
Incentive Plan)
----------------------   ----------------   --------------------   -------------------   ---------------
University of               2,000,000              $14.00 (4)         $ 28,000,000          $ 7,392
Phoenix Online               shares
Common Stock, No Par
Value (Apollo Group,
Inc. 1994 Employee
Stock Purchase Plan)
----------------------   ----------------   --------------------   -------------------   ---------------
University of            100,000 shares            $14.00 (4)         $  1,400,000          $   370
Phoenix Online
Common Stock, No Par
Value (Apollo Group,
Inc. Amended and
Restated Director
Stock Plan)
----------------------   ----------------   --------------------   -------------------   ---------------
Total:                     16,350,000                                 $344,557,500          $90,964
                             shares
======================   ================   ====================   ===================   ===============


(1) This registration statement also relates to Form S-8 Registration Statement Nos. 33-87638, and 33-88482, the contents of which are incorporated herein by this reference pursuant to General Instruction E to Form S-8. Under Registration Statement No. 33-87638, Apollo Group, Inc. registered 3,375,000 shares of Class A Common Stock (as adjusted for the 4-for-3 stock split approved on March 24, 1995, the 3-for-2 stock split approved on August 25, 1995, the 3-for-2 stock split approved on February 2, 1996, the 3-for-2 stock split approved on May 8, 1996, and the 3-for-2 stock split approved on April 6, 1998) for issuance under the Apollo Group, Inc. 1994 Employee Stock Purchase Plan. Under Registration Statement No. 33-88482, Apollo Group, Inc. registered 675,000 shares of Class A Common Stock (as adjusted for the 4-for-3 stock split approved on March 24, 1995, the 3-for-2 stock split approved on August 25, 1995, the 3-for-2 stock split approved on February 2, 1996, the 3-for-2 stock split approved on May 8, 1996, and the 3-for-2 stock split approved on April 6, 1998) for issuance under the Apollo Group, Inc. Director Stock Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate additional shares of Class A Common Stock and University of Phoenix Online Common Stock as may become issuable as a result of stock splits, stock dividends or other similar transactions.

(2) In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to newly registered securities only.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Class A Common Stock on the Nasdaq National Market on September 25, 2000.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the public offering price of University of Phoenix Online common stock on September 27, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



        The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Rule 428 of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents have been filed by Apollo Group, Inc. with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration Statement:

        1. Annual Report on Form 10-K, as amended, for the fiscal year ended August 31, 1999 (File No. 0-25232);

        2. Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 2000, February 29, 2000, as amended, and November 30, 1999 (File Nos. 0-25232);

        3. Description of Apollo Group, Inc.'s Class A Common Stock and University of Phoenix Online Common Stock contained in its Prospectus dated September 27, 2000 (File No. 333-33370) pursuant to Rule 424(b) of the Securities Act of 1933.

        All documents subsequently filed by Apollo Group, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. DESCRIPTION OF SECURITIES.  Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Apollo Group, Inc.'s amended and restated articles of incorporation limit personal liability of directors, to the corporation or its shareholders, for monetary damages for breach of their fiduciary duty as a director except to the extent such limitation of liability is not permitted under Arizona law. Arizona law provides that the liability of a director may not be eliminated or limited for (i) transactions in which a director receives a financial benefit to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) liability for unlawful distributions in violation of Arizona law or the amended and restated articles of incorporation or (iv) an intentional violation of criminal law. In addition Apollo Group, Inc.'s Bylaws provide that Apollo Group, Inc. may indemnify any and all of its directors and officers, or former directors and officers, to the fullest extent permitted by law or by the amended and restated articles of incorporation against claims and liabilities to which such persons may become subject. Arizona law generally provides that indemnification is permissible only when the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Subject to that standard of care indemnification is mandatory under Arizona law for "outside directors" as defined under Arizona law. Indemnification of directors is precluded in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

        In addition, Apollo Group, Inc. is paying directors' and officers' liability insurance for claims up to $5,000,000.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8. EXHIBITS.

           The Exhibit Index is located after the signature page on this document.

Item 9. UNDERTAKINGS.

           (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on September 28, 2000.


                                        APOLLO GROUP, INC.



                                        By: /s/ Todd S. Nelson
                                           -----------------------------------
                                        Todd S. Nelson, President and Director


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes John G. Sperling, Todd S. Nelson and Kenda B. Gonzales, and each of them , as attorneys-in-fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.


Signature                         Title                                  Date
---------                         -----                                  ----
/s/ John G. Sperling              Chairman of the Board of Directors     September 28, 2000
--------------------------        and Chief Executive Officer
John G. Sperling                  (Principal Executive Officer)

/s/ Todd S. Nelson                President and Director                 September 28, 2000
--------------------------
Todd S. Nelson

/s/ Jerry F. Noble                Senior Vice President and Director     September 28, 2000
---------------------------
Jerry F. Noble

/s/ Peter V. Sperling             Senior Vice President, Secretary,      September 28, 2000
--------------------------        Treasurer and Director
Peter V. Sperling

/s/ Kenda B. Gonzales             Chief Financial Officer (Principal     September 28, 2000
--------------------------        Financial Officer and Principal
Kenda B. Gonzales                 Accounting Officer)

/s/ J. Jorge Klor de Alva         Director                               September 28, 2000
--------------------------
J. Jorge Klor de Alva

/s/ Dino J. DeConcini             Director                               September 28, 2000
--------------------------
Dino J. DeConcini
                                  Director                               September 28, 2000
--------------------------
Thomas C. Weir
/s/ John R. Norton                Director                               September 28, 2000
--------------------------
John R. Norton III
/s/ Hedy F. Govenar               Director                               September 28, 2000
--------------------------
Hedy F. Govenar
/s/ John Blair                    Director                               September 28, 2000
--------------------------
John Blair

                                  EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------
3.1            Form of Apollo Group, Inc. Amended and Restated Articles of Incorporation
               (incorporated by reference to Annex B to Apollo Group, Inc.'s Proxy
               Statement filed August 1, 2000)

3.2            Apollo Group, Inc. Bylaws (incorporated by reference to Exhibit 3.2 to
               Apollo Group, Inc.'s Form 10-K for the fiscal year ended August 31, 1996)

5.1            Opinion of Snell & Wilmer L.L.P.

10.1           Form of Apollo Group, Inc. 2000 Stock Incentive Plan (incorporated by reference to Annex C to Apollo Group, Inc.'s Proxy Statement filed August
               1, 2000)

10.2           Form of Apollo Group, Inc. Amended and Restated 1994 Employee Stock
               Purchase Plan (incorporated by reference to Annex D to Apollo Group, Inc.'s
               Proxy Statement filed August 1, 2000)

10.3           Form of Apollo Group, Inc. Amended and Restated Director Stock Plan
               (incorporated by reference to Annex E to Apollo Group, Inc.'s Proxy
               Statement filed August 1, 2000)

15.1           Letter on Unaudited Interim Financial Information.

23.1           Consent of PricewaterhouseCoopers LLP

23.2           Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

24.1           Power of Attorney (included on the signature pages to this Registration
               Statement)